Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Scott & Stringfellow Financial, Inc.

We consent to the incorporation by reference in the registration statements (No. 33-23535 and No. 33-54700) on Form S-8 of Scott & Stringfellow Financial, Inc. of our report dated August 7, 1995, relating to the consolidated statements of financial condition of Scott & Stringfellow Financial, Inc. and subsidiaries as of June 30, 1995 and June 24, 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended June 30, 1995, June 24, 1994, and June 25, 1993, and our report dated August 7, 1995 on the financial statement schedules as of June 30, 1995 and June 24, 1994 and for the years ended June 30, 1995, June 24, 1994, and June 25, 1993, which reports appear or are incorporated by reference in the June 30, 1995 annual report on Form 10-K of Scott & Striellow Financial, Inc.



KPMG Peat Marwick LLP



Richmond, Virginia
September 21, 1995